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                                                            EXHIBIT 10B




                                  AMENDMENT TO
                             SYNTEX U.S. EMPLOYEES
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN
                       (Effective as of January 1, 1994)



Section 2.1(k) of the Plan is hereby amended to read as follows:

       (k) "Eligible Employee" means for any Plan Year (i) an Employee who on the Entry Date for such Plan Year is a participant in the ERSP, and who on such Entry Date the Company anticipates will have Covered Compensation in excess of the ERSP Compensation Limit for the Plan Year commencing on such Entry Date; (ii) an Employee who on the Entry Date for such Plan Year is not a participant in the ERSP, but who on such Entry Date is scheduled to have an ERSP Entry Date within such Plan Year and who the Company anticipates will have Covered Compensation in excess of the ERSP Compensation Limit during the portion of the Plan Year commencing on such ERSP Entry Date; and (iii) a former Employee who is not an Employee on the Entry Date for such Plan Year, but who becomes an Employee again during such Plan Year and who at the time of such reemployment is scheduled to have an ERSP Entry Date within such Plan Year and who the Company anticipates will have Covered Compensation in excess of the ERSP Compensation Limit during the portion of the Plan Year commencing on such ERSP Entry Date.


Section 2.1(o) of the Plan is hereby deleted and replaced by the following:

       (o) "ERSP Compensation Limit" means for each Plan Year the maximum amount of Covered Compensation permitted to be taken into account under Section 401(a)(17) of the Code for purposes of making contributions to the ERSP for any Participant for such Plan Year. For 1994, the ERSP Contribution Limit is $150,000.


Section 2.1(p) of the Plan is hereby deleted and replaced by the following:

       (p) "ERSP Entry Date" means the date during a Plan Year on which an Employee first becomes eligible to participate or to resume participation in the ERSP.





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Section 2.1(r) of the Plan is hereby amended to read as follows:

       (r) "Participant" means for any Plan Year an Eligible Employee who on or before the Entry Date for such Plan Year executes and delivers to the Company a Salary Reduction Agreement for such Plan Year pursuant to Section 4.2, or, if such Eligible Employee is a former Employee on such Entry Date, who on or before his ERSP Entry Date during such Plan Year executes and delivers to the Company a Salary Reduction Agreement for such Plan Year pursuant to Section 4.2.


Section 3.1 of the Plan is hereby amended to read as follows:

       3.1 Start of Participation. An Employee who is an Eligible Employee for a Plan Year shall become a Participant in the Plan on the Entry Date for such Plan Year, and a former Employee who becomes an Eligible Employee during a Plan Year shall become a Participant on his ERSP Entry Date during such Plan Year; provided that the Eligible Employee executes and delivers to the Company a Salary Reduction Agreement pursuant to Section 4.2 on or before such Entry Date or, if applicable, such ERSP Entry Date.


Section 4.1 of the Plan is hereby amended to read as follows:

       4.1 Salary Reduction Amounts. Each Eligible Employee may elect to have the Company credit his Participant's Account under the Plan for any Plan Year any whole percentage, up to fifteen percent (15%) (or such lower percentage as the Company may establish from time to time as the maximum salary reduction percentage under the ERSP) of the excess of his Covered Compensation for such Plan Year (excluding any Covered Compensation received prior to his ERSP Entry Date during such Plan Year if the individual is not a participant in the ERSP on the Entry Date for such Plan Year) over the ERSP Compensation Limit for such Plan Year. Each such election shall be made by execution and delivery of a Salary Reduction Agreement pursuant to Section 4.2 in accordance with such rules and procedures as the Company may from time to time prescribe.


Section 4.2 of the Plan is hereby amended to read as follows:

       4.2 Salary Reduction Agreements. Each Eligible Employee who makes an election described in Section 4.1 for any Plan Year shall enter into a Salary Reduction Agreement with the Company on or before the Entry Date for such Plan Year, or, if the Eligible Employee is a former Employee on such Entry Date who is subsequently reemployed, on or before his ERSP Entry Date during such Plan Year, under which the Participant shall





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agree to have his Covered Compensation for such Plan Year reduced by an amount equal to his Salary Reduction Amount for such Plan Year.



Section 5.1 of the Plan is hereby amended to read as follows:

       5.1 Company Matching Amounts. Each Participant for whom a Salary Reduction Amount is credited for a pay period shall be entitled to be credited with a Company Matching Amount on the last day of such pay period. The first five percent (5%) of Covered Compensation in excess of the ERSP Compensation Limit for each Plan Year that is credited as a Salary Reduction Amount on behalf of each Participant hereunder will be matched in accordance with the schedule set forth below:

                                   Percentage of Salary
        Years of Service        Reduction Amount Matched
        ----------------        ------------------------

        1 but less than 2                    50%
        2 but less than 4                    75%
        4 or more                           100%



This Amendment is adopted by the chief administrative officer of the Company on February 23, 1994, pursuant to Section 11.1 of the Plan.


                              SYNTEX CORPORATION


                              By PAUL E. FREIMAN
                                 ________________________________________
                                 Paul E. Freiman, Chief Executive Officer







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